Exhibit 99.2

Resonant Inc. Provides Business Update and Reports Second Quarter 2019 Financial Results

•                  Enters into securities purchase agreement with a Tier One strategic partner

GOLETA, CA — August 6, 2019 - Resonant Inc. (NASDAQ: RESN), a leader in transforming the way radio frequency, or RF, front-ends are being designed and delivered for mobile handset and wireless devices, today provided an update on its operational progress and announced financial results for the second quarter ended June 30, 2019.

“In the second quarter of 2019 and recently, we successfully built on the traction gained earlier in the year,” stated George B. Holmes, Chairman and CEO of Resonant. “We continue to expand our customer relationships to twelve and the number of designs contracted today is 80. We have new foundries partnering with us, which provides more choice to our fabless customers and greater production options for our new technologies. Through our work with industry-leading design automation companies, we are broadening the reach of our Filter IP Standard Library and laying the ground work for the integration of our Infinite Synthesized Networks (ISN®) platform, making the RF filter design capabilities of ISN and Resonant’s standard products available to a broader range of customers.

“Most significantly, we have demonstrated the potential of our XBAR technology for mobile devices, through multiple validation tests at third party labs. As a result, we were able to secure an engagement with a Tier One filter manufacturer for a multi-year commercial agreement providing the company with rights to multiple designs utilizing Resonant’s technology. Based upon our efforts and achievements, we are entering the second half of 2019 with a high level of confidence in the inevitability of our revenue ramp and our ability to deliver long-term value to our shareholders.”

Recent Highlights

•                  Tier One partner announced intent to invest and embarked on multi-design commercial agreement

•                  Signed an agreement with Tier One design automation company to make Resonant’s Filter IP Standard Library products readily available, broadening the reach of Resonant designs

•                  Rubén Caballero, most recently Vice President of Engineering at Apple, joined Resonant’s board of directors and became a technical advisor

•                  Continued to expand existing customer relationships with new designs under contract

For the Second Quarter Ended June 30, 2019 Compared to First Quarter Ended March 31, 2019:

•                  Revenues of $63,000, compared to $134,000.

•                  Research and development expenses of $4.6 million, compared to $4.4 million.

•                  Sales, marketing and administration expenses of $3.0 million, comparable with last quarter.

•                  Operating loss of $7.6 million, compared to $7.2 million.

•                  Net loss of $7.5 million, or $(0.27) per share, based on 28.2 million weighted average shares outstanding, compared to net loss of $7.1 million, or $(0.26) per share, based on 27.5 million weighted average shares outstanding.

•                  Non-GAAP, adjusted EBITDA of $(5.9) million, or $(0.21) per share, compared to $(5.6) million, or $(0.20) per share.

•                  Cash, cash equivalents and investments of $10.5 million, compared to $15.2 million at March 31, 2019. On April 8, 2019, Resonant received approximately $1 million in gross proceeds as a result of one of the company’s largest investor’s exercise of equity warrants.

Conference Call and Webcast

Date: Tuesday, August 6, 2019

Time: 1:30 p.m. Pacific daylight time (4:30 p.m. Eastern daylight time)

U.S. Dial-in: 1-855-327-6837

International Dial-in: 1-631-891-4304

Conference ID:  10007289

Webcast: RESN Q2 2019 Webcast

Please dial in at least 10 minutes before the start of the call to ensure timely participation.

A playback of the call will be available through September 6, 2019. To listen, call 1-844-512-2921 within the United States or 1-412-317-6671 when calling internationally. Please use the replay pin number 10007289. A webcast will also be available for 90 days on the IR section of the Resonant website or by clicking here: RESN Q2 2019 Webcast.

Note about Non-GAAP Financial Measures

A non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles, or GAAP. Non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

In addition to financial results presented in accordance with GAAP, this press release presents adjusted EBITDA, which is a non-GAAP measure. Adjusted EBITDA is determined by taking net loss and adding interest, taxes, depreciation, amortization and stock-based compensation expenses. The company believes that this non-GAAP measure, viewed in addition to and not in lieu of net loss, provides useful information to investors by providing a more focused measure of operating results. This metric is an integral part of the Company’s internal reporting to evaluate its operations and the performance of senior management. A reconciliation of adjusted EBITDA to net loss, the most comparable GAAP measure, is available in the accompanying financial tables below. The non-GAAP measure presented herein may not be comparable to similarly titled measures presented by other companies.

About Resonant Inc.

Resonant (NASDAQ: RESN) is transforming the market for RF front-ends (RFFE) by disrupting the RFFE supply chain through the delivery of solutions that leverage our Infinite Synthesized Network (ISN) software tools platform, capitalize on the breadth of our IP portfolio, and are delivered through our services offerings. In a market that is critically constrained by limited designers, tools and capacity, Resonant addresses these critical problems by providing customers with ever increasing design efficiency, reduced time to market and lower unit costs. Customers leverage Resonant’s disruptive capabilities to design cutting edge filters and modules, while capitalizing on the added stability of a diverse supply chain through Resonant’s fabless ecosystem-the first of its kind. Working with Resonant, customers enhance the connectivity of current mobile devices, while preparing for the demands of emerging 5G applications.

To learn more about Resonant, view the series of videos published on its website that explain Resonant’s technologies and market positioning:

•             Resonant Corporate Video

•             ISN and XBAR: Speeding the Transition to 5G

•             Infinite Synthesized Networks, ISN Explained

•             What is an RF Filter?

•             RF Filter Innovation

•             Transforming the Mobile Filter Supply Chain

For more information, please visit www.resonant.com.

Resonant uses its website (https://www.resonant.com) and LinkedIn page (https://www.linkedin.com/company/resonant-inc-/) as channels of distribution of information about its products, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and Resonant may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor the company’s website and its social media accounts in addition to following the company’s press releases, SEC filings, public conference calls, and webcasts.

About Resonant’s ISN® Technology

Resonant can create designs for difficult bands, modules and other complex RF Front End requirements that we believe have the potential to be manufactured for half the cost and developed in half the time of traditional approaches. ISN is a suite of proprietary mathematical methods, software design tools and network synthesis techniques that enable us to explore a much larger set of possible design solutions that regularly incorporate our proprietary technology. We then quickly deliver design simulations to our customers, which they manufacture or have manufactured by one of our foundry partners. These improved solutions still use Surface Acoustic Wave (SAW) or Temperature Compensated Surface Acoustic Wave (TC-SAW) manufacturing methods and perform as well as those using higher cost manufacturing methods such as Bulk Acoustic Wave (BAW). Resonant’s method delivers excellent predictability, enabling achievement of the desired product performance in roughly half as many turns through the fab. In addition, because Resonant’s models are fundamental, integration with its foundry and fab customers is seamless because its models speak the “fab language” of basic material properties and dimensions.

Safe Harbor / Forward-Looking Statements

This press release contains forward-looking statements, which include the following subjects, among others: the status of filter designs under development, the capabilities of our filter designs and software tools, the timing and amount of future revenues, and our views on future financial performance and market share. Forward-looking statements are made as of the date of this document and are inherently subject to risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including, without limitation, the following: our limited operating history; our ability to complete designs that meet customer specifications; the ability of our customers (or their manufacturers) to fabricate our designs in commercial quantities; our customers’ ability to sell products incorporating our designs to their OEM customers; changes in our expenditures and other uses of cash; the ability of our designs to significantly lower costs compared to other designs and solutions; the risk that the intense competition and rapid technological change in our industry renders our designs less useful or obsolete; our ability to find, recruit and retain the highly skilled personnel required for our design process in sufficient numbers to support our growth; our ability to manage growth; and general market, economic and business conditions. Additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report (Form 10-K) or Quarterly Report (Form 10-Q) filed with the Securities and Exchange Commission.  Forward-looking statements are made as of the date of this release, and we expressly disclaim any obligation or undertaking to update forward-looking statements.

Investor Relations Contact:

Moriah Shilton, LHA Investor Relations, 1-415-315-2362, RESN@lhai.com

Resonant Inc.

Condensed Consolidated Balance Sheets

	June 30, 2019	December 31, 2018
	(Unaudited)	(Audited)
ASSETS
Cash and cash equivalents	$6,065,000	$4,394,000
Investments held-to-maturity	4,483,000	16,863,000
Other current assets	413,000	529,000
TOTAL CURRENT ASSETS	10,961,000	21,786,000
PROPERTY AND EQUIPMENT, NET	1,763,000	1,987,000
OPERATING LEASE RIGHT-OF-USE ASSETS	2,786,000	—
NONCURRENT ASSETS	2,547,000	2,471,000
TOTAL ASSETS	$18,057,000	$26,244,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$2,760,000	$2,994,000
Other current liabilities	769,000	271,000
TOTAL CURRENT LIABILITIES	3,529,000	3,265,000
LONG-TERM LIABILITIES	2,372,000	81,000
STOCKHOLDERS’ EQUITY
Common stock	28,000	27,000
Additional paid-in capital	119,336,000	115,450,000
Accumulated other comprehensive loss	(9,000)	(15,000)
Accumulated deficit	(107,199,000)	(92,564,000)
TOTAL STOCKHOLDERS’ EQUITY	12,156,000	22,898,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$18,057,000	$26,244,000

Resonant Inc.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
REVENUES	$63,000	$134,000	$124,000	$197,000	$281,000
OPERATING EXPENSES
Research and development	4,633,000	4,386,000	3,347,000	9,019,000	6,601,000
Sales, marketing and administration	2,994,000	2,985,000	2,833,000	5,979,000	5,498,000
TOTAL OPERATING EXPENSES	7,627,000	7,371,000	6,180,000	14,998,000	12,099,000
NET OPERATING LOSS	(7,564,000)	(7,237,000)	(6,056,000)	(14,801,000)	(11,818,000)
OTHER INCOME
Interest and investment income	72,000	106,000	98,000	178,000	146,000
Other income (expense)	(6,000)	(5,000)	(2,000)	(11,000)	(4,000)
TOTAL OTHER INCOME	66,000	101,000	96,000	167,000	142,000
LOSS BEFORE INCOME TAXES	(7,498,000)	(7,136,000)	(5,960,000)	(14,634,000)	(11,676,000)
Provision for (benefit from) income taxes	—	1,000	(8,000)	1,000	(8,000)
NET LOSS	$(7,498,000)	$(7,137,000)	$(5,952,000)	$(14,635,000)	$(11,668,000)
NET LOSS PER SHARE — BASIC AND DILUTED	$(0.27)	$(0.26)	$(0.22)	$(0.53)	$(0.50)
Weighted average shares outstanding — basic and diluted	28,150,497	27,547,931	26,679,503	27,850,879	23,445,902

Resonant Inc.

Reconciliation of non-GAAP Information

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018

Net loss (GAAP)	$(7,498,000)	$(7,137,000)	$(5,952,000)	$(14,635,000)	$(11,668,000)
Add (subtract) the following items:
Interest income	(72,000)	(106,000)	(98,000)	(178,000)	(146,000)
R&D stock compensation	690,000	633,000	816,000	1,323,000	1,347,000
SM&A stock compensation	767,000	721,000	811,000	1,488,000	1,243,000
R&D depreciation and amortization	201,000	205,000	177,000	406,000	351,000
SM&A depreciation and amortization	47,000	48,000	18,000	95,000	39,000
Provision for (benefit from) income taxes	—	1,000	(8,000)	1,000	(8,000)
Adjusted EBITDA (non-GAAP)	$(5,865,000)	$(5,635,000)	$(4,236,000)	$(11,824,000)	$(8,842,000)
Adjusted EBITDA (non-GAAP) per share — basic and diluted	$(0.21)	$(0.20)	$(0.16)	$(0.42)	$(0.38)
Weighted average shares outstanding — basic and diluted	28,150,497	27,547,931	26,679,503	27,850,879	23,445,902

R&D: research and development

SM&A: sales, marketing and administration